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                                                                     EXHIBIT 8.2

                                                               December 13, 2000






Imperial Bancorp,
9920 South La Cienega Boulevard,
Inglewood, California  90301.

Ladies and Gentlemen:

             We have acted as tax counsel to Imperial Bancorp, a California corporation ("Imperial"), in connection with the planned merger of Imperial with and into Comerica Holdings Incorporated, a Delaware corporation ("Merger Sub"), a wholly owned subsidiary of Comerica Incorporated, a Delaware corporation ("Comerica"), pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of October 31, 2000, by and among Imperial, Comerica and Merger Sub. We render this opinion to you in connection with the registration of the Comerica Common Stock to be issued in connection with the Merger. Unless otherwise defined herein, capitalized terms are used herein as defined in the Agreement.

             For purposes of this opinion, we have reviewed the Agreement, the Proxy Statement/Prospectus of Imperial and Comerica included in the related Registration Statement on Form S-4 filed by Comerica as of the date hereof with the Securities and Exchange Commission (the "Registration Statement"), the letters of representation from Imperial and from Comerica to us and Wachtell, Lipton, Rosen & Katz, special counsel to Comerica, both dated as of the date hereof (the "Representation Letters"), and such other documents and matters of law and fact as we have considered

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Imperial Bancorp

necessary or appropriate, and we have assumed, with your consent, the following:


               (i) the Merger will be effected in the manner set forth in the Agreement and the Registration Statement;

               (ii) any and all obligations imposed by the Agreement will be performed or satisfied in accordance with its terms; and

               (iii) the representations contained in the Agreement and the Representation Letters will be true, correct and complete at the Effective Time, and any facts represented therein to obtain to the best of the representing party's knowledge, or similarly qualified, are actually true, correct and complete.

               On the basis of the foregoing, and our consideration of such other matters of fact and law as we have deemed necessary or appropriate, it is our opinion that under presently applicable United States federal income tax law:

               (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code;

               (ii) each of Imperial, Comerica and Merger Sub will be a party to the reorganization within the meaning of Section 368(b) of the Code;

               (iii) neither Imperial nor Comerica nor Merger Sub will recognize gain or loss as a result of the Merger other than mark-to-market gains and losses recognized upon the close of Imperial's taxable year; and

               (iv) shareholders of Imperial Common Stock who exchange all of their Imperial Common Stock solely for Comerica Common Stock pursuant to the Merger will recognize no gain or loss for United States federal income tax purposes, except with

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Imperial Bancorp

          respect to cash received in lieu of a fractional share interest in Comerica Common Stock.

             This opinion is limited to and based upon the federal income tax laws of the United States as in effect as of the date hereof, which laws may be subject to change, possibly with a retroactive effect, and does not purport to discuss the consequences or effectiveness of the Merger under any other laws.

             We hereby consent to the reference to us in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement. This consent may not be construed as an admission by us that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                               Very truly yours,

                                               /s/ Sullivan & Cromwell